EXHIBIT 21

                                SUBSIDIARIES OF THE REGISTRANT




                                                            Percentage of Voting
                                          Jurisdiction of    Securities Owned by
Name                                       Incorporation      the Registrant
----                                      ---------------   --------------------
Bonnie International (Hong
  Kong) Ltd ...........................       Hong Kong            100%

Aetna Handbags of Haiti, S.A ..........       Haiti                100%

Bonlyn Taiwan Co., Ltd ................       Taiwan               100%

Cosmopolitan of Haiti, S.A ............       Haiti                100%

JLN, Inc. (1) .........................       Delaware             100%

The Bag Factory Inc. (2) ..............       New Jersey           100%

Investments (JLN) Inc. ................       Delaware             100%

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(1) Also does business under the name "Marilyn USA."

(2) Also does business under the name "Satchels."